UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 17, 2026

Date of Report (Date of earliest event reported)

AiRWA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 E. Glenwood Ave., #320

Smyrna, DE 19977

(Address of principal executive offices)

(646) 453-0678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YYAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 17, 2026, AiRWA Inc. (the “Company”) held its 2026 annual meeting of stockholders at 10:00 a.m. Eastern Time (the “Annual Meeting”) virtually to vote on the proposals identified in the Company’s definitive proxy statement filed with U.S. Securities and Exchange Commission on April 6, 2026, as amended and supplemented on April 8, 2026. As of February 23, 2026, the record date of the Annual Meeting, there were a total of 42,142,432 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 19,689,058 shares of Common Stock were represented in person or by proxy, constituting a quorum.

At the Annual Meeting, the Company’s stockholders were asked to consider and vote upon the following proposals:

Proposal One: Election of Directors

To elect five directors to serve until our next annual meeting of the holders of our common stock or until their successor is duly elected and qualified.

Election of each of the five directors under Proposal One was approved by the Company’s stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas Tarala	19,186,161	502,897	(0)
Hongyu Zhou	19,051,797	637,261	(0)
Chenlong Liu	19,118,539	570,519	(0)
Hai Bin Cui	19,140,886	548,172	(0)
Bini Zhu	19,213,613	475,445	(0)

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the appointment of Enrome LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2026.

Proposal Two was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,259,173	182,653	247,232	(0)

Proposal Three: Approval of the Amendment to the 2026 Plan

To approve the amendment to the 2026 AiRWA Share Incentive Plan (formerly the 2020 Slinger Bag Inc. Global Share Incentive Plan) (the “2026 Plan”) to increase the number of shares available for issuance to 3,500,000 shares and to insert an “evergreen” provision that allows for an annual increase in the number of shares available for issuance under the 2026 Plan to be added on the first day of each fiscal year through and including 2030 in an amount equal to 8% of the number of shares of our common stock outstanding on the immediately preceding April 30 or such lesser amount determined by the board of directors of the Company (the “Board”) or the compensation committee of the Board.

Proposal Three was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,117,448	1,497,747	73,863	(0)

Proposal Four: Approval of Reverse Stock Splits

To approve one or more reverse stock splits of our common stock over the course of the next two years at a ratio within a range of 1-for-40 to 1-for-800 (each, a “Reverse Stock Split”), with the Board or its delegated authorized persons to set the specific ratio and determine the date for each Reverse Stock Split to be effective.

Proposal Four was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,231,409	1,448,915	8,734	(0)

Proposal Five: Non-Binding Advisory Vote on the Approval of Executive Compensation

To approve, on an advisory basis, the compensation paid to our named executive officers.

Proposal Five was approved by the Company’s stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,684,202	872,868	131,988	(0)

Proposal Six: Non-Binding Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of Named Executive Officers

To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.

The frequency of “3 Years” under Proposal Six was approved by the Company’s stockholders. The voting results were as follows:

For 1 Year	For 2 Years	For 3 Years	Votes Abstained	Broker Non-Votes
1,326,434	175,904	18,056,979	129,741	(0)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AiRWA inc.

Dated: April 22, 2026	By:	/s/ Thomas Tarala
	Name:	Thomas Tarala
	Title:	Chief Executive Officer